UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2026 (the “Signing Date” and the “Closing Date”), XTI Aerospace, Inc. (the “Company”) completed the disposition of the Inpixon Business (as defined below) pursuant to a Share Purchase and Transfer Agreement (the “SPA”) entered into on the same date with EVO 467. GmbH, a German limited liability company (the “Purchaser”). Pursuant to the SPA, the Company sold and assigned to the Purchaser all of the shares (the “Inpixon Shares”) of Inpixon GmbH, a German limited liability company (“Inpixon”), for a purchase price of EUR 4,640,000 (approximately $5,475,000 based on the exchange rate on the Signing Date) (the “Purchase Price”), the payment of which is deferred and subject to the Unwind Option, as described below.

Inpixon is the sole shareholder of Aware RTLS, Inc., a Texas corporation (“Aware”), and IntraNav GmbH, a German limited liability company (“IntraNav” and, collectively with Inpixon and Aware, the “Target Group Companies”). Inpixon and IntraNav provide solutions in the field of indoor positioning, real-time localization, and sensor technologies and develop and distribute systems (hardware and software) that use sensor technology, radio technologies, and data analysis to enable the precise location of people, devices, and objects within buildings (the “Inpixon Business”).

The Purchase Price bears interest at a rate of 5% per annum from the Signing Date until the fourth anniversary of the Closing Date (the “Maturity Date”), at which time the remaining unpaid balance of the Purchase Price, including all accrued, but unpaid interest, shall be paid in full, subject to the Unwind Option. The Company has the right (the “Unwind Option”) to require the Purchaser to transfer back to the Company all (but not less than all) of the Inpixon Shares and any other shares in Inpixon and the other Target Group Companies held by the Purchaser, without the payment of a purchase price or other consideration by the Company. The Company may exercise the Unwind Option by written notice to the Purchaser at any time during the 15-month period (the “Unwind Option Exercise Period”) beginning on the first day of the 37th month following the Signing Date until the end of the 52nd month following the Signing Date.

If the Company exercises the Unwind Option, then all unpaid amounts due on the Purchase Price will be forgiven. If the Company does not exercise the Unwind Option within the Unwind Option Exercise Period, then the Unwind Option will expire and all unpaid amounts due on the Purchase Price will be forgiven. The Purchaser may at any time prior to the Maturity Date discharge the Unwind Option by effecting a cash payment to the Company of at least 50% of the Purchase Price plus accrued interest, after which the Unwind Option will be forfeited.

Immediately prior to the Signing Date, the Company eliminated a shareholder loan with a then outstanding principal balance of EUR 13,193,326.47 (approximately $15.6 million based on the exchange rate on the Signing Date) that it had granted to Inpixon pursuant to a shareholder loan agreement dated January 26, 2021 (the “Inpixon Loan”). Such elimination was effected through a combination of (i) a contribution of the Inpixon Loan receivable into Inpixon’s capital reserves to the extent treated as recoverable under applicable law and (ii) the waiver of any remaining non-recoverable portion of the Inpixon Loan pursuant to a waiver agreement between the Company and Inpixon. The ultimate tax characterization and amount of any portion of the Inpixon Loan treated as a capital contribution or as taxable income will be determined in accordance with applicable law. No specific dollar amount of the capital contribution or waived balance has been determined as of the date of this report.

The SPA requires the Purchaser to use commercially reasonable efforts to collect certain accounts receivable of the Inpixon Business existing as of the Signing Date and to cause the Target Group Companies to pay the Company, to the extent collected, the aggregate amount of such accounts receivable minus certain accounts payable of the Inpixon Business existing as of the Signing Date (the amount of the difference, the “Balance”) no later than the first anniversary of the Closing Date. Any portion of the Balance that has been collected but remains unpaid after the first anniversary of the Closing Date will accrue interest, from and including such anniversary date until paid in full, at the statutory default interest rate calculated on the basis of the actual number of days elapsed and a 360-day year. The SPA requires the Purchaser to pay and cause the Target Group Companies to pay, and indemnify the Company from all costs arising from, all payroll and other employee obligations of such Target Group Companies as of February 1, 2026.

The SPA contains representations and warranties by the parties and various covenants, including two-year non-competition and non-solicitation covenants by the Company. If the Company exercises the Unwind Option, then such non-competition and non-solicitation covenants will automatically terminate. In addition, pursuant to the SPA, the Company agreed to provide certain accounting and IT systems transition services to the Purchaser for a period not to exceed three months following the Closing Date in exchange for the fees and costs described in the SPA.

The SPA requires the Target Group Companies to use their capital and funds exclusively for bona fide business purposes of the Target Group Companies until the Purchase Price has been paid in full, including reasonable operational expenses, salaries and reasonable management compensation, capital expenditures, product development, and growth initiatives, and prohibits the use of such funds for dividends, distributions to the Purchaser or its equity holders, upstream loans, or any disguised distributions.

The SPA also contains mutual indemnification provisions, subject to certain limitations, including threshold amounts, maximum amounts, and survival periods. The SPA requires the Purchaser to provide the Company with certain financial information and inspection rights until the Purchase Price has been fully paid. The SPA is governed by the laws of the Federal Republic of Germany.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Soumya Das

In connection with the planned disposition of the Inpixon Business, the Company and Soumya Das entered into a separation agreement and release (the “Separation Agreement and Release”), effective as of the approval of such agreement by the Company’s board of directors (the “Board”) at the Board’s meeting held on January 29, 2026 (the “Effective Date”). Pursuant to the Separation Agreement and Release, Mr. Das resigned from his positions as a director on the Board, as chief executive officer of the Company’s Real-Time Location Systems division and from any and all other positions held with the Company or any of its subsidiaries, effective as of the Effective Date. At the time of his resignation, Mr. Das was not a member of any of the Board’s committees. Mr. Das’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Pursuant to the Separation Agreement and Release, in consideration for Mr. Das’ resignations, the Company agreed to pay him, within 10 business days of the Effective Date and subject to applicable withholding requirements, his unpaid base salary since the last payroll through the Effective Date in the amount of $812.50, his accrued, unused vacation leave in the amount of $31,500, one year of his base salary in the amount of $312,000, one year of his target annual bonus in the amount of $300,000, a bonus for Q4 2025 in the amount of $75,000, and COBRA costs for one year following the Effective Date in an amount to be determined. The Company also agreed to reimburse his pre-approved business expenses and fully vest the options to purchase the Company’s common stock that were previously granted to him.

Pursuant to the Separation Agreement and Release, Mr. Das agreed to execute certain documents related to the disposition of the Inpixon Business. The Separation Agreement and Release includes a mutual general release of claims, with certain exceptions as noted therein, as well as mutual non-disparagement and confidentiality provisions.

The foregoing description of the Separation Agreement and Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Release, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Jonathan Ornstein to the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

Effective as of February 1, 2026, the Board appointed Jonathan G. Ornstein as a Class I director for a term expiring at the Company’s 2027 annual meeting of stockholders. Mr. Ornstein’s appointment fills the vacancy created by the resignation of Soumya Das. In connection with Mr. Ornstein’s appointment to the Board, the Board also appointed Mr. Ornstein to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Ornstein was also appointed to serve as the Chair of the Nominating and Corporate Governance Committee, replacing Tensie Axton, the previous Chair of the Nominating and Corporate Governance Committee.

The Board has determined that Mr. Ornstein is an “independent” director under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market.

Mr. Ornstein served as chief executive officer of Mesa Air Group, Inc. (“Mesa”) from 1998 until November 2025 and as chairman of the board of directors of Mesa from 1999 until November 2025. Following his departure, Mesa completed a merger transaction and changed its name to Republic Airways Holdings Inc. (Nasdaq: RJET). Mr. Ornstein co-founded Virgin Express S.A./N.V., an airline in Brussels, Belgium, where he served as chief executive officer and chairman from 1995 until 1999. In 1994, Mr. Ornstein served as chief executive officer of Continental Express, and was later named senior vice president of airport services for Continental Airlines. Mr. Ornstein served as executive vice president and president of Mesa’s then-wholly owned subsidiary WestAir Holding, Inc. from 1988 to 1994. Mr. Ornstein began his career in aviation in 1986 with AirLA, a commuter airline in Los Angeles. Mr. Ornstein attended the University of Pennsylvania.

Mr. Ornstein and the Company entered into a director services agreement dated February 1, 2026 (the “Director Services Agreement”), pursuant to which Mr. Ornstein will receive compensation for his service on the Board consistent with that provided to all of the Company’s non-employee directors. The Company’s current non-employee director compensation policy is described under the caption “Director Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025. Mr. Ornstein will receive the following annual cash retainer fees, payable quarterly in arrears: $50,000 per year for general availability and participation in meetings and conference calls of the Board, $10,000 per year for service as the Nominating and Corporate Governance Committee chair, $10,000 per year for service on the Audit Committee, and $7,500 per year for service on the Compensation Committee. The Company will also reimburse Mr. Ornstein for reasonable expenses incurred in performing his duties as a director.

Mr. Ornstein will also receive an annual grant of stock options pursuant to the Company’s 2018 Employee Stock Incentive Plan, as amended from time to time (the “Equity Plan”), with a fair market value equal to his aggregate annual cash retainer based upon a Black-Scholes option pricing model, within 90 days of the end of each fiscal year or such other date as approved by the Board or an authorized committee thereof. The exercise price of the stock options will be equal to the market price of the Company’s common stock at the time of grant.

Pursuant to the Director Services Agreement, Mr. Ornstein may elect, by written notice to the Company, any cash compensation to be satisfied, in whole or in part, in the form of a restricted stock grant issuable pursuant to the Equity Plan, subject to the approval of the Board or an authorized committee thereof. The number of shares of common stock issuable pursuant to such restricted stock grant will be equal to the quotient determined by dividing the aggregate cash compensation subject to his election by the closing price of the Company’s common stock on the date of grant or such other method approved by the Board or an authorized committee thereof.

The Director Services Agreement provides that Mr. Ornstein may resign from the Board at any time upon 30 days prior written notice to the Company or such shorter period as the parties may agree upon. The Director Services Agreement includes non-competition and non-solicitation covenants by Mr. Ornstein for so long as he is a director and for one year thereafter.

The foregoing description of the Director Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Services Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Ornstein and the Company entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

As disclosed above, Mr. Ornstein was previously the chief executive officer of Mesa. Mesa and XTI Aircraft Company, a wholly-owned subsidiary of the Company, are parties to a conditional aircraft purchase agreement relating to the purchase of aircraft at a price to be determined pursuant to the agreement and currently expected to be approximately $1 billion. The purchase price remains subject to significant technical, regulatory, financing, and market contingencies. Mesa’s obligations to purchase the aircraft arise only after all material terms are agreed upon, in the discretion of each party. If the parties do not agree on such material terms, either party will have the right to terminate the agreement if such party determines in its discretion that it is not likely that the material terms will be agreed to in a manner consistent with such party’s business and operational interests (as those interests may change from time to time). No aircraft purchases have occurred under the agreement.

There are no arrangements or understandings between Mr. Ornstein and any other person pursuant to which Mr. Ornstein was selected as a director. There are no family relationships between Mr. Ornstein and any director or executive officer of the Company. Other than as disclosed above, Mr. Ornstein has not had and will not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 4, 2026, the Company issued a press release announcing the appointment of Mr. Ornstein to the Board. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial statements reflecting the disposition of the Inpixon Business pursuant to the SPA, to the extent required by this item, will be filed by amendment to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Purchase and Transfer Agreement, dated February 3, 2026, by and between XTI Aerospace, Inc. and EVO 467. GmbH

10.1+	Separation Agreement and Release, dated January 29, 2026, by and between XTI Aerospace, Inc. and Soumya Das

10.2+	Director Services Agreement, dated February 1, 2026, by and between XTI Aerospace, Inc. and Jonathan Ornstein

10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2024)

99.1	Press Release dated February 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: February 4, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer